Exhibit 99.1

NEWS RELEASE
For Immediate Release:
October 31, 2022
Sterling Reports Record Third Quarter 2022 Results
Results Continue to Outpace Expectations
Increases 2022 Full Year Guidance
THE WOODLANDS, TX – October 31, 2022 – Sterling Infrastructure, Inc. (NasdaqGS: STRL) (“Sterling” or the “Company”) today announced financial results for the third quarter 2022.
Third Quarter 2022 Results
•Total Revenue of $556.9 million, an increase of 20% compared to the third quarter of 2021
•Net Income was $29.5 million, or $0.97 per diluted share, an increase of 40% and 35%, respectively, compared to the third quarter of 2021
•EBITDA(1) of $60.2 million, an increase of 50% compared to the third quarter of 2021
•Cash flows from operations was $96.1 million and $130.6 million for the third quarter and nine months ended September 30, 2022, respectively
•Cash and Cash Equivalents totaled $146.5 million at September 30, 2022
•Backlog at September 30, 2022 was $1.67 billion, an increase of 12% over December 31, 2021
•Combined backlog(2) at September 30, 2022 was $1.90 billion, an increase of 25% over December 31, 2021
CEO Remarks and Outlook
“The diversity and strength of our portfolio, our commitment to our strategy and the outstanding execution by our teams enabled us to deliver record revenue, net income and EBITDA in the third quarter,” stated Joe Cutillo, Sterling’s Chief Executive Officer.
“Our company’s gross profit increased $24.2 million to $82.0 million, with gross margin increasing 220 basis points to 14.7% from the prior year period. Our strong results were driven by revenue growth from E-Infrastructure Solutions which benefited from organic growth and the acquisition of Petillo in late 2021, and improved margins from Transportation and Building Solutions. Building Solutions’ revenue decreased quarter over quarter, as home ownership became less affordable due to increasing interest rates and inflation. Despite the Building Solutions revenue headwinds, our continued focus on execution of our strategic objectives once again enabled us to generate our record results,” continued Mr. Cutillo.
“Our backlog and combined backlog levels were at all-time highs, primarily as a result of the new large site development projects in E-Infrastructure Solutions and increased bid activity in Transportation Solutions. As a result of our strong third quarter, we are adjusting our full year 2022 guidance. The mid-point of this adjusted guidance improves our net income by 53%, our revenue by 21% and our EPS by 47% over 2021,” Mr. Cutillo concluded.

Full Year 2022 Guidance:
•Revenue of $1.90 billion to $1.92 billion
•Net Income of $94 million to $98 million
•EPS of $3.08 to $3.21
•EBITDA of $197 million to $205 million
(1) The Company defines EBITDA as GAAP net income attributable to Sterling’s common stockholders, adjusted for depreciation and amortization, net interest expense, taxes and net gain or loss on extinguishment of debt.
(2) Combined Backlog includes Unsigned Low-bid Awards of $235.3 million and $22.5 million at September 30, 2022 and December 31, 2021, respectively.

Conference Call
Sterling’s management will hold a conference call to discuss these results and recent corporate developments on Tuesday, November 1, 2022 at 9:00 a.m. ET/8:00 a.m. CT. Interested parties may participate in the call by dialing (201) 493-6744 or (877) 445-9755. Please call in ten minutes before the conference call is scheduled to begin and ask for the Sterling Infrastructure call. To coincide with the conference call, Sterling will post a slide presentation at www.strlco.com on the Events & Presentations section of the Investor Relations tab. Following management’s opening remarks, there will be a question and answer session.
To listen to a simultaneous webcast of the call, please go to the Company’s website at www.strlco.com at least fifteen minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the Company’s website for thirty days.
About Sterling
Sterling operates through a variety of subsidiaries within three segments specializing in E-Infrastructure, Transportation and Building Solutions in the United States (the “U.S.”), primarily across the Southern, Northeastern, Mid-Atlantic and the Rocky Mountain States, California and Hawaii, as well as other areas with strategic construction opportunities. E-Infrastructure Solutions projects develop advanced, large-scale site development systems and services for data centers, e-commerce distribution centers, warehousing, transportation, energy and more. Transportation Solutions includes infrastructure and rehabilitation projects for highways, roads, bridges, airports, ports, light rail, water, wastewater and storm drainage systems. Building Solutions projects include residential and commercial concrete foundations for single-family and multi-family homes, parking structures, elevated slabs and other concrete work. From strategy to operations, we are committed to sustainability by operating responsibly to safeguard and improve society’s quality of life. Caring for our people and our communities, our customers and our investors – that is The Sterling Way.
Joe Cutillo, CEO, “We build and service the infrastructure that enables our economy to run, our people to move and our country to grow.”
Important Information for Investors and Stockholders
Non-GAAP Measures
This press release contains “Non-GAAP” financial measures as defined under Regulation G of the amended U.S. Securities Exchange Act of 1934. The Company reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), but the Company believes that certain Non-GAAP financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period-over-period comparisons of those operations.
Non-GAAP measures may include adjusted net income, adjusted EPS, EBITDA and adjusted EBITDA, in each case excluding the impacts of certain identified items. The excluded items represent items that the Company does not consider to be representative of its normal operations. The Company believes that these measures are useful for investors to review, because they provide a consistent measure of the underlying financial results of the Company’s ongoing business and, in the Company’s view, allow for a supplemental comparison against historical results and expectations for future performance. Furthermore, the Company uses each of these to measure the performance of the Company’s operations for budgeting and forecasting, as well as employee incentive compensation. However, Non-GAAP measures should not be considered as substitutes for net income, EPS, or other data prepared and reported in accordance with GAAP and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.
Reconciliations of Non-GAAP financial measures to the most comparable GAAP measures are provided in the tables included within this press release.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: our business strategy; our financial strategy; our industry outlook; our guidance; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings. Additional factors or risks that we currently deem immaterial, that are not presently known to us or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Company Contact: Sterling Infrastructure, Inc. Ron Ballschmiede, Chief Financial Officer 281-214-0777	Investor Relations Contact: The Equity Group Inc. Jeremy Hellman, CFA 212-836-9626

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues	$556,942	$463,449	$1,477,830	$1,180,431
Cost of revenues	(474,919)	(405,645)	(1,271,284)	(1,021,348)
Gross profit	82,023	57,804	206,546	159,083
General and administrative expense	(26,466)	(19,637)	(72,962)	(52,565)
Intangible asset amortization	(3,509)	(2,866)	(10,591)	(8,598)
Acquisition related costs	(277)	—	(762)	—
Other operating expense, net	(4,085)	(3,270)	(5,186)	(10,414)
Operating income	47,686	32,031	117,045	87,506
Interest income	167	13	207	39
Interest expense	(5,134)	(3,919)	(14,201)	(15,660)
Gain on extinguishment of debt, net	—	968	2,428	2,032
Income before income taxes	42,719	29,093	105,479	73,917
Income tax expense	(12,562)	(7,336)	(29,427)	(20,275)
Net income	30,157	21,757	76,052	53,642
Less: Net income attributable to noncontrolling interests	(634)	(631)	(1,316)	(1,905)
Net income attributable to Sterling common stockholders	$29,523	$21,126	$74,736	$51,737

Net income per share attributable to Sterling common stockholders:
Basic	$0.98	$0.74	$2.48	$1.81
Diluted	$0.97	$0.72	$2.46	$1.79

Weighted average common shares outstanding:
Basic	30,278	28,710	30,156	28,527
Diluted	30,540	29,213	30,364	28,927

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
Revenues	2022	% of Revenue	2021	% of Revenue	2022	% of Revenue	2021	% of Revenue
E-Infrastructure Solutions	$255,530	46%	$121,286	26%	$658,005	45%	$341,601	29%
Transportation Solutions	221,126	40%	249,898	54%	573,006	38%	600,105	51%
Building Solutions	80,286	14%	92,265	20%	246,819	17%	238,725	20%
Total Revenues	$556,942		$463,449		$1,477,830		$1,180,431

Operating Income
E-Infrastructure Solutions	$37,533	14.7%	$19,218	15.8%	$91,642	13.9%	$61,744	18.1%
Transportation Solutions	9,635	4.4%	9,334	3.7%	18,428	3.2%	16,796	2.8%
Building Solutions	9,324	11.6%	9,238	10.0%	28,433	11.5%	23,389	9.8%
Segment Operating Income	56,492	10.1%	37,790	8.2%	138,503	9.4%	101,929	8.6%
Corporate	(8,529)		(5,759)		(20,696)		(14,423)
Acquisition Related Costs	(277)		—		(762)		—
Total Operating Income	$47,686	8.6%	$32,031	6.9%	$117,045	7.9%	$87,506	7.4%

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$146,479	$81,840
Accounts receivable	329,548	232,153
Contract assets	153,666	83,310
Receivables from and equity in construction joint ventures	16,316	16,896
Other current assets	23,549	20,492
Total current assets	669,558	434,691
Property and equipment, net	222,647	204,316
Operating lease right-of-use assets, net	60,384	24,520
Goodwill	252,887	259,791
Other intangibles, net	293,532	303,223
Other non-current assets, net	4,325	4,455
Total assets	$1,503,333	$1,230,996
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$192,902	$144,982
Contract liabilities	224,739	127,932
Current maturities of long-term debt	29,705	28,230
Current portion of long-term lease obligations	17,418	8,841
Accrued compensation	37,448	22,803
Other current liabilities	10,096	18,972
Total current liabilities	512,308	351,760
Long-term debt	407,090	428,588
Long-term lease obligations	43,121	15,831
Members’ interest subject to mandatory redemption and undistributed earnings	55,862	55,115
Deferred tax liability, net	40,311	14,656
Other long-term liabilities	4,754	4,819
Total liabilities	1,063,446	870,769
Stockholders’ equity:
Common stock	303	298
Additional paid in capital	281,576	280,274
Retained earnings	154,654	79,918
Accumulated other comprehensive gain (loss)	578	(1,723)
Total Sterling stockholders’ equity	437,111	358,767
Noncontrolling interests	2,776	1,460
Total stockholders’ equity	439,887	360,227
Total liabilities and stockholders’ equity	$1,503,333	$1,230,996

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net income	$76,052	$53,642
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,550	25,336
Amortization of debt issuance costs and non-cash interest	1,636	1,756
Gain on disposal of property and equipment	(1,926)	(1,176)
Gain on debt extinguishment, net	(2,428)	(2,032)
Deferred taxes	24,975	17,413
Stock-based compensation	9,195	5,690
Change in fair value of interest rate swap	(320)	(41)
Changes in operating assets and liabilities	(15,087)	35,154
Net cash provided by operating activities	130,647	135,742
Cash flows from investing activities:
Acquisitions, net of cash acquired	(3,033)	—
Capital expenditures	(47,832)	(39,315)
Proceeds from sale of property and equipment	3,043	2,093
Net cash used in investing activities	(47,822)	(37,222)
Cash flows from financing activities:
Repayments of debt	(17,612)	(44,184)
Distributions to noncontrolling interest owners	—	(1,959)
Other	—	(603)
Net cash used in financing activities	(17,612)	(46,746)
Net change in cash, cash equivalents, and restricted cash	65,213	51,774
Cash, cash equivalents, and restricted cash at beginning of period	88,693	72,642
Cash, cash equivalents, and restricted cash at end of period	153,906	124,416
Less: restricted cash (other current assets)	(7,427)	(6,714)
Cash and cash equivalents at end of period	$146,479	$117,702

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
EBITDA RECONCILIATION
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income attributable to Sterling common stockholders	$29,523	$21,126	$74,736	$51,737
Depreciation and amortization	13,138	8,629	38,550	25,336
Interest expense, net of interest income	4,967	3,906	13,994	15,621
Income tax expense	12,562	7,336	29,427	20,275
Gain on extinguishment of debt, net	—	(968)	(2,428)	(2,032)
EBITDA (1)	$60,190	$40,029	$154,279	$110,937

(1) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders, adjusted for depreciation and amortization, net interest expense, taxes, and net gain on extinguishment of debt.

STERLING INFRASTRUCTURE, INC. & SUBSIDIARIES
EBITDA GUIDANCE RECONCILIATION
(In millions)
(Unaudited)

	Full Year 2022 Guidance
	Low	High
Net income attributable to Sterling common stockholders	$94	$98
Depreciation and amortization	50	51
Interest expense, net of interest income	19	20
Income tax expense	36	38
Gain on extinguishment of debt, net	(2)	(2)
EBITDA (1)	$197	$205

(1) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders, adjusted for depreciation and amortization, net interest expense, taxes, and net gain on extinguishment of debt.